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                       SECURITIES AND EXCHANGE COMMISSION
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                                 (Amendment No.)

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                           ELITE PHARMACEUTICALS, INC.
                (Name of Registrant as Specified In Its Charter)

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FOR IMMEDIATE RELEASE

Elite Laboratories Signs a Second   Agreement with Ethypharm

NORTHVALE, NJ, October 10, 2002-Elite Pharmaceuticals, Inc. (AMEX:ELI) announced that its wholly owned subsidiary Elite Laboratories, Inc. has signed an agreement with Ethypharm S.A. to develop a new prescription drug product. Under the terms of the agreement, Elite shall receive a one-time development fee for the first phase of feasibility study. Upon satisfactory results in the initial phase, the parties plan to enter a further development program.

"This proprietary product is intended to compete in a therapeutic category that exceeds $3 billion in annual sales and accounts for over five percent of all prescription drug sales in the United States" stated Mr. Gerard Leduc, the Managing Director and Chief Operating Officer of Ethypharm. ""We have enjoyed working with Ethypharm in the past, and we are pleased that we have been selected to help develop this product as well." stated Dr. Atul Mehta, President and CEO of Elite.

Ethypharm is one of the world's leading drug delivery systems (DDS) companies that provides effective solutions to optimize the delivery of active molecules into the body. The Company has developed a broad range of technology platforms for both oral and injectable delivery, and now has 50 products sold in more than 70 countries. Founded in 1977 by Patrice Debregeas and Gerard Leduc, the Company has more than 900 employees. Ethypharm's headquarters are located in Saint Cloud, France and the company has operations in all of the world's key healthcare markets. Ethypharm has more than 100 clients worldwide including most of the world's major pharmaceutical companies.

Elite specializes in the development of delayed release, sustained release, targeted release, pulse release and other oral controlled release formulations. Elite has over fifteen products under development in the therapeutic areas that include cardiovascular, diabetes, arthritis, pain, neurology, allergy and infection. Some of these products are being developed in collaboration with other pharmaceutical companies. Elite has been issued three patents, and additional patent applications have been filed. Elite has also established a FDA and DEA registered facility in Northvale, NJ.

   FOR FURTHER INFORMATION, CONTACT:
   Jonathan Fassberg of The Trout Group, Investor Relations of Elite Pharmaceuticals, Inc.,
    Phone:  212-477-9007 Ext. 16
   Website: http://www.elitepharma.com
   Hafid Touam of Ethypharm Corporation
    Phone: 609-919-9774


SOURCE: Elite Pharmaceuticals, Inc. and Ethypharm S.A.

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THIS PRESS RELEASE IS NOT A PROXY STATEMENT. THE BOARD OF DIRECTORS IS NOT
SOLICITING ANY AUTHORIZATION OR PROXY THROUGH THIS PRESS RELEASE. ON OCTOBER 7, 2002, THE COMPANY FILED A PRELIMINARY PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). THE BOARD OF DIRECTORS EXPECTS TO FILE A DEFINITIVE PROXY STATEMENT WITH THE SEC IN THE NEAR FUTURE. PLEASE READ THE DEFINITIVE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

YOU MAY OBTAIN FOR FREE A COPY OF THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT (WHEN IT IS AVAILABLE) AND ANY OTHER RELEVANT DOCUMENTS AT THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. YOU ALSO MAY OBTAIN A FREE COPY OF THE DEFINITIVE PROXY STATEMENT AND PROXY (WHEN THEY ARE AVAILABLE) FROM THE COMPANY AT:

                    GEORGESON SHAREHOLDER COMMUNICATIONS INC.
                    17 STATE STREET, NEW YORK, NEW YORK 10004
                           TOLL FREE TEL: 866-297-1267
                               FAX: 212-440-9009.

INFORMATION REGARDING THE NAMES, AFFILIATIONS AND INTERESTS OF PERSONS WHO MAY BE DEEMED TO BE PARTICIPANTS IN OUR SOLICITATION OF PROXIES FROM THE COMPANY'S STOCKHOLDERS IS AVAILABLE IN THE PRELIMINARY PROXY STATEMENT FILED WITH THE SEC ON OCTOBER 7, 2002.